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EXHIBIT  19.1
                                       STATEMENT TO CERTIFICATEHOLDERS
                                     NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant  to  the  Pooling  and  Servicing  Agreement,  dated as of January 31, 1996 among NationsCredit
Securitization  Corporation  (as  "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers
Trust  Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each  month  regarding  distribution  to Certificateholders and the performance of the Trust. The information with  respect  to  the  applicable  Distribution  Date  is  set  forth  below.


Month                                                                                          Oct-98
Collection Period                                                                                  01-Sep-98
Determination Date                                                                                 13-Oct-98
Deposit Date                                                                                       14-Oct-98
Distribution Date                                                                                  15-Oct-98

POOL BALANCE
             Pool Balance on the close of the last day of the Collection Period (Record Date)  99,192,590.05
             Pool Factor                                                                            44.44230%
             Ending Pool Balance (per $1,000 certificate)                                             444.42
             Liquidation Proceeds                                                                 174,159.99
             Purchase Amounts                                                                              -

AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
             Interest Payments:
             Monthly Interest Payment                                                                   2.23
             Carry-Over Monthly Interest Payment                                                           -
             Total Interest Payment                                                                     2.23

             Principal Payments:
             Monthly Principal Payment                                                                 12.81
             Carry-Over Monthly Principal Payment                                                          -
             Total Principal Payment                                                                   12.81

             Servicing Fee:
             Servicing Fee                                                                              0.29
             Carry-Over Monthly Servicing Fee                                                              -
             Total Servicing Fee                                                                        0.29

SURETY BOND
             Surety Bond Amount for the current Distribution Date                              25,513,105.94
             Surety Bond Amount as a % of the Pool Balance                                          25.72078%
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                                      MONTHLY SERVICERS CERTIFICATE
                                   NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant  to  the  Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit
Securitization  Corporation  (as  "Seller"),  NationsCredit  Corporation  of  America (as "Servicer") and
Bankers  Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information  with  respect  to  the  applicable  Distribution  Date  is  set  forth  below.


Month                                                                                     Oct-98
Collection Period                                                                               1-Sep-98
Determination Date                                                                             13-Oct-98
Deposit Date                                                                                   14-Oct-98
Distribution Date                                                                              15-Oct-98

POOL BALANCE
          Pool Balance on the close of the last day of the preceding Collection Period    102,052,423.76
          Principal Collections                                                             2,481,895.76
          Purchase Amounts Allocable to Principal                                                      -
          Defaulted Receivables                                                               377,937.95
          Pool Balance on the close of the last day of the Collection Period               99,192,590.05

          Original Pool Balance                                                           223,194,105.12

          Pool Factor                                                                           44.44230%

          Preference Amounts                                                                           -

          Certificate Pass-Through Rate                                                             5.85%
          Servicing Fee Rate                                                                        0.75%

AVAILABLE INTEREST
          Collections allocable to interest                                                   851,639.44
          Liquidation Proceeds                                                                174,159.99
          Purchase Amounts allocable to interest                                                       -
          Total Interest                                                                    1,025,799.43

AVAILABLE PRINCIPAL
          Collections allocable to principal                                                2,481,895.76
          Purchase Amounts allocable to principal                                                      -
          Total Principal                                                                   2,481,895.76

AVAILABLE FUNDS
          Collections allocable to interest                                                   851,639.44
          Liquidation Proceeds                                                                174,159.99
          Purchase Amounts allocable to interest                                                       -
          Collections allocable to principal                                                2,481,895.76
          Purchase Amounts allocable to principal                                                      -
          Total Available Funds                                                             3,507,695.19

DEPOSIT TO THE CERTIFICATE ACCOUNT
          Available Funds allocable to interest                                             1,025,799.43
          Available Funds allocable to principal                                            2,481,895.76
          Reserve Account Interest Withdrawal                                                          -
          Surety Interest Drawing                                                                      -
          Reserve Account Preference Withdrawal                                                        -
          Surety Preference Withdrawal                                                                 -
          Reserve Account Principal Withdrawal                                                         -
          Surety Principal Drawing                                                                     -
          Total Deposit to the Certificate Account                                          3,507,695.19

INTEREST PAYMENT
          Monthly Interest Payment                                                            497,505.57
          Carry-Over Monthly Interest                                                                  -
          Total                                                                               497,505.57

PRINCIPAL PAYMENT
          Monthly Principal Payment                                                         2,859,833.71
          Carry-Over Monthly Principal                                                                 -
          Total                                                                             2,859,833.71

SERVICING FEE
          Servicing Fee                                                                        63,782.76
          Carry-Over Monthly Servicing Fee                                                             -
          Total                                                                                63,782.76

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
          Interest distributions                                                              497,505.57
          Principal distribution                                                            2,859,833.71
          Preference Amounts
          Servicing Fee distribution                                                           63,782.76
          Distributions to the Surety Bond Provider                                            10,205.24
          Distributions to the Reserve Account                                                         -
          Distributions to the Seller                                                          76,367.91

          Carry-Over Monthly Interest to the next Distribution Date                                    -
          Carry-Over Monthly Principal to the next Distributions Date                                  -
          Carry-Over Monthly Servicing Fee to the next Distribution Date                               -

RESERVE ACCOUNT
          Reserve Account Balance as of the end of the preceding Collection Period          5,579,852.63
          Earnings from investments on the Reserve Account                                     23,998.84
          Reserve Account Interest Withdrawal                                                          -
          Reserve Account Preference Withdrawal                                                        -
          Reserve Account Principal Withdrawal                                                         -
          Deposits to the Reserve Account                                                              -
          Reserve Account Balance                                                           5,603,851.47
          Distributions of any excess amounts on deposit in the Reserve Account                23,998.84
          Ending Reserve Account Balance                                                    5,579,852.63
          Reserve Account Balance as a % of the Pool Balance                                        5.63%
          Specified Reserve Account Requirement                                             5,579,852.63
          Amount needed to fully fund Reserve Account                                                  -

SURETY BOND
          Required Surety Bond Amount (25% of the Pool Balance)                            25,513,105.94
          Surety Bond amount on the previous Distribution Date                             26,257,422.97
          Payments made with respect Surety Principal Draws                                            -
          Payments received with respect to unreimbursed Surety Principal Draws                        -
          Surety Bond Amount for the current Distribution Date                             25,513,105.94


          Total Surety Interest Draws                                                                  -
          Total Surety Principal Draws                                                                 -
          Total Surety Preference Draws                                                                -
          Total Draws                                                                                  -
          Surety Bond Fee                                                                      10,205.24
          Total unreimbursed Surety Interest Draws                                                     -
          Total unreimbursed Surety Principal Draws                                                    -
          Total unreimbursed Surety Preference Draws                                                   -
          Amount Owed to Surety Bond Provider                                                  10,205.24
          Surety Bond Fee Paid                                                                 10,205.24
          Total payments for Surety Interest Draws                                                     -
          Total payments for  Surety Principal Draws                                                   -
          Total payments for  Surety Preference Draws                                                  -
          Payments made to the Surety Bond Provider                                            10,205.24
          Surety Bond Fee Outstanding                                                                  -
          Remaining unreimbursed Surety Interest Draws                                                 -
          Remaining unreimbursed Surety Principal Draws                                                -
          Remaining unreimbursed Surety Preference Draws                                               -
          Remaining Amounts Owed to the Surety Bond Provider                                           -

NET CREDIT LOSS RATIO
          Net Credit Losses                                                                   203,777.96
          For the Current Collection Period                                                         2.43%
          For the preceding Collection Period                                                       1.05%
          For the second preceding Collection Period                                                2.07%
          Average Net Credit Loss Ratio                                                             1.85%

DELINQUENCY ANALYSIS
          Number of Loans
          30 to 59 days past due                                                                     235
          60 to 89 days past due                                                                      66
          90 or more days past due                                                                    77
          Total                                                                                      378

          Principal Balance
          30 to 59 days past due                                                            2,422,694.11
          60 to 89 days past due                                                              620,394.74
          90 or more days past due                                                            764,146.79
          Total                                                                             3,807,235.64

          Delinquency Ratio
          For the current Collection Period                                                         3.84%
          For the preceding Collection Period                                                       3.95%
          For the second preceding Collection Period                                                3.34%
          Average Delinquency Ratio                                                                 3.71%


REPOSSESSION ANALYSIS
          Current Balance of Contracts where Repossession Occurred in the Current Month       244,125.94
          Number of Contracts where Repossession Occurred in the Current Month                        21


WEIGHTED AVERAGE COMPUTATIONS
          Weighted Average Coupon                                                                  10.54%
          Weighted Average Original Term (months)                                                 123.00
          Weighted Average Remaining Term (months)                                                 84.28


CASH SETTLEMENT FOR THE TRUSTEE
          Total Deposit to the Collection Account                                           3,507,695.19
          Servicing Fee                                                                        63,782.76
          Interest allocable to the Seller's Certificate                                            0.23
          Principal amount allocable to the Seller's Certificate                                    1.35
          Wire Funds to the Surety Bond Provider                                               10,205.24
          Net Deposit to the Certificate Account - Excluding Amounts Due to Seller          3,433,705.60
          Wire Funds to the Certificateholders - Interest                                     497,505.33
          Wire Funds to the Certificateholders - Principal                                  2,859,832.36
          Deposit Funds into the Reserve Account                                                       -
          Wire Funds to NationsCredit                                                          76,367.91

Approved  by:  /s/  SUZANNE  CASTLEBERRY  --------------------------Suzanne Castleberry  Vice  President

[NATIONSCREDIT  GRANTOR  TRUST  LETTERHEAD]
October  15,  1998
BY  EDGAR
Securities  and  Exchange  Commission  Judiciary  Plaza  450  Fifth  Street, N.W. Washington, D.C.  20549

Re:   NationsCredit  Grantor  Trust  1996  -  1
Ladies  and  Gentlemen:
On  behalf  of NationsCredit Grantor Trust 1996 - 1 (the "Trust") filed herewith via EDGAR is the Trust's
Current  Report  on  Form  8-K.

Should  you  have any questions with regard to the filing, please call the undersigned at (704) 386-3863.

Very  truly  yours,
/s/  SUZANNE  CASTLEBERRY  -----------------------------  Suzanne  Castleberry  Vice  President
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